UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2010
Constant Contact, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33707	04-3285398

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1601 Trapelo Road, Suite 329
Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 23, 2010, Constant Contact, Inc. (the “Company”) announced that Robert P. Nault will serve as the Company’s interim Chief Financial Officer effective March 31, 2010, following Steven R. Wasserman’s previously announced resignation as the Company’s Vice President and Chief Financial Officer on such date. Mr. Nault will continue to serve as the Company’s Vice President and General Counsel. As previously reported, the Company has retained the executive search firm of Heidrick & Struggles International, Inc. in order to find a new Chief Financial Officer.
     Mr. Nault, age 46, has served as the Company’s Vice President and General Counsel since March 2007. Prior to joining the Company, Mr. Nault served as Senior Vice President, General Counsel and Secretary of RSA Security Inc., a provider of e-security technology solutions, from November 2005 until November 2006 following its acquisition by EMC Corporation in September 2006. Mr. Nault was Vice President and General Counsel of Med-i-Bank, Inc., a provider of software and services for electronic benefit payments from October 2004 to July 2005; Legal Consultant and Vice President and General Counsel of ON Technology Corporation, an enterprise software company, from March 2001 to May 2004; and Senior Vice President and General Counsel of The Pioneer Group, Inc., a financial services and alternative investments company, from 1995 to 2000. Before joining Pioneer, Mr. Nault was a member of the corporate department of Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP). Mr. Nault holds a B.A. from the University of Rhode Island and a J.D. from Boston University School of Law. Mr. Nault does not have any family relationships with any of the Company’s directors or executive officers.
     A copy of the press release issued by the Company on March 23, 2010 announcing Mr. Nault’s appointment as interim Chief Financial Officer is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: March 23, 2010	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on March 23, 2010